UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 14, 2006

Lexington Corporate Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318
(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015
New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of

the Code of Ethics

In connection with its annual review of corporate governance principles and Board of Trustees committee charters, on and effective March 14, 2006, the Board of Trustees of Lexington Corporate Properties Trust (the “Trust”) approved amendments to the Trust’s Code of Business Conduct and Ethics (the “Code”). Various provisions of the Code were revised and new provisions were added. The amended Code, now called the Amended and Restated Code of Business Conduct and Ethics, provides, among other things, greater clarification or emphasis regarding: (1) the application of the Code to executive officers and trustees as well as employees of the Trust; (2) the application of the Code to the performance of work undertaken on behalf of the Trust and its subsidiaries and joint venture investment programs and Lexington Strategic Asset Corp.; (3) the procedures for identifying and reporting violations of the Code; (4) the procedures for requesting and reporting waivers of the Code; (5) prohibited conflicts of interest and the use of the Trust’s property, information and opportunities; and (6) the protection of confidential and proprietary information.

The foregoing is only a summary of the nature of the material amendments to the Code and is qualified in its entirety by reference to the Code, as amended. Together with the Board of Trustees committee charters and the Trust’s Corporate Governance Guidelines, the Code (which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated by reference herein) may be found on our internet website at www.lxp.com under the Investor Relations/Corporate Governance section.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
14.1	Amended and Restated Code of Business Conduct and Ethics

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: March 20, 2006	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

14.1	Amended and Restated Code of Business Conduct and Ethics